EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

New Plan Realty Trust, a Massachusetts business trust

Excel Realty Trust — ST, Inc., a Delaware corporation
ERT Development Corporation, a Delaware corporation
CA New Plan Asset Partnership IV, L.P., a Delaware limited partnership
New Plan Securities Corp., a New York corporation
New Plan Realty of Alabama, Inc., an Alabama corporation
Avion Service Corp., a Pennsylvania corporation
New Plan Realty of Kingsport, Inc., a Tennessee corporation
New Plan Factory Malls, Inc., a Delaware corporation
New Plan of Fashion Corners, Inc., a Delaware corporation
New Plan Disbursing Corp., a Delaware corporation
New Plan Realty of Louisiana, Inc., a Delaware corporation
New Plan of Tennessee, Inc., a Delaware corporation
New Plan Realty of Louisiana, L.P., a Delaware limited partnership
New Plan of New Garden, Inc., a Delaware corporation
New Plan of New Jersey, Inc., a Delaware corporation
New Plan of Tinton Falls, Inc., a Delaware corporation
NC Properties #1, Inc., a Delaware corporation
NC Properties #2, Inc., a Delaware corporation
Excel Realty Trust — NC, a North Carolina partnership
TX Properties #1, Inc., a Delaware corporation
TX Properties #2, Inc., a Delaware corporation
Excel Realty Trust — TX, L.P., a Delaware limited partnership
Excel Realty — PA, Inc., a Delaware corporation
Excel Realty — NE, Inc., a Nebraska corporation
Excel Westminster Marketplace, Inc., a Delaware corporation
Excel Realty Partners, L.P., a Delaware limited partnership (99% interest)
New Plan DRP Trust, a Maryland real estate investment trust
E.H. Properties, L.P., a Delaware limited partnership
ERP Financing, LLC, a Delaware limited liability company
ERPF, Inc., a Delaware corporation
New Plan Financing I, Inc., a Delaware corporation
NPHV, Inc., a Delaware corporation
New Plan Hampton Village, LLC, a Delaware limited liability company
NPTN, Inc., a Delaware corporation
NP of Tennessee, L.P., a Delaware limited partnership
New Plan of Laurel Mall, Inc., a Delaware corporation
ERT Poway, Inc., a Delaware corporation
ERT 163rd Street Mall, LLC, a Delaware limited liability company
ERT Pointe Orlando, Inc., a New York corporation
Pointe Orlando Development Company, a California partnership
Clearwater Mall Restaurant, Inc., a Florida corporation
CA New Plan Mississippi Partnership II, L.P., a Delaware limited partnership
CA New Plan Asset Partnership I, L.P., a Delaware limited partnership
CA New Plan Asset Partnership II, L.P., a Delaware limited partnership
CA New Plan Asset Partnership III, L.P., a Delaware limited partnership
CA New Plan IV, a Maryland real estate investment trust
CA New Plan V, a Maryland real estate investment trust
CA New Plan III, a Maryland real estate investment trust

CA New Plan Mississippi I, Inc., a Delaware corporation
CA New Plan Mississippi II, Inc., a Delaware corporation
CA New Plan VI, a Maryland real estate investment trust
CA New Plan Asset, Inc., a Delaware corporation
CA New Plan Venture Partner, a Maryland real estate investment trust
CA New Plan Management, Inc., a Delaware corporation
CA New Plan Merchants Crossings SPE, Inc., a Delaware corporation
CA New Plan Floating Rate SPE, Inc., a Delaware corporation
CA New Plan Fixed Rate SPE, Inc., a Delaware corporation
CA New Plan Mississippi Partnership I, L.P., a Delaware limited partnership
CA New Plan Mississippi Partnership III, Inc., a Delaware corporation
CA New Plan Merchants Crossings Partnership, L.P., a Delaware limited partnership
CA New Plan Floating Rate Partnership, L.P., a Delaware limited partnership
CA New Plan Fixed Rate Partnership, L.P., a Delaware limited partnership